                                                                   EXHIBIT 10.64




                             SUBSCRIPTION AGREEMENT


This is a limited offering by Integrated Security Systems, Inc., a Delaware corporation (the "COMPANY") of up to 600,000 shares of its common stock, par value $.01 per share (hereinafter referred to as the "SECURITIES") at a price of $1.10 per share. The maximum number of Securities that will be sold in this Offering is 600,000 representing gross proceeds, before selling expenses and agent fees, of $660,000.

No subscription will be funded, however, unless all of the following events have occurred either previous to or simultaneous with acceptance of the subscription:

         a) The Company has borrowed up to $4.6 million from investment funds managed by Renaissance Capital Group, Inc. ("RENAISSANCE"), under terms substantially in accordance with the Convertible Loan Agreement attached as an Exhibit hereto;

         b) The convertible loan agreement with Renaissance shall provide, among other things, the agreement of Renaissance that the issuance of shares of Common Stock of the Company pursuant to the exercise of the Warrants described in Addendum A hereof will not cause any adjustment in the Conversion Price as that term is defined in the 9% Convertible Debenture issued in connection with the Convertible Loan Agreement; and

         c) The Company has consummated the acquisition of the outstanding capital stock described in a certain Stock Purchase Agreement and a Real Estate Purchase Agreement attached as Exhibits hereto.

Funds received from Investors prior to completion of both of the above events will be held in the trust account of Goins, Underkofler, Crawford & Langdon, L.L.P. until such events occur. If both transactions have not occurred by January 15, 1997, any funds held in Escrow will be returned to the Investors.

THIS IS A SPECULATIVE INVESTMENT. SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THE ENTIRE AMOUNT INVESTED.

It is understood that this Agreement is not binding until the Company accepts it in writing, and that it then becomes binding on the Company and Investor in accordance with the terms of this Agreement. The Funds received from the Investors will not be distributed to the Company until the Company accepts this Agreement. In connection with the Investors' proposed purchase of the Securities, the undersigned Investors represents as follows:

A.       INFORMATION AND RISKS CONCERNING THE COMPANY AND THE OFFERING

         1. RECEIPT AND REVIEW OF DOCUMENTS. All information set forth herein is given as of December 20, 1996, the Commencement Date of the Offering. The following documents, which are exhibits to this Agreement (the "EXHIBITS") have been delivered to and reviewed by the Investors: (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (the "FORM 10-KSB") which includes audited consolidated financial statements of the Company as of December 31, 1995 and 1994, (b) the Company's Quarterly Report on Form 10-QSB for each of the periods ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "FORM 10-QSB"), and (c) a proposed convertible loan agreement between the Company and Renaissance Capital Growth & Income Fund III, Inc. et. al. (the "LOAN AGREEMENT"), a Stock Purchase Agreement between the Company and S. Webb Golston, and a Real Estate Purchase Agreement between the Company and Golston Family Partners, LLP (collectively, the "ACQUISITION AGREEMENTS").

Information concerning the Company, its business, management, principal shareholders and financial condition is set forth in the Exhibits, which are incorporated by reference in this Agreement and in other information provided by the Company to the Investors. In addition, the Company represents that it has delivered all other documents which the Company deemed necessary to provide the Investor. All of the Exhibits have been reviewed by the undersigned and, to the extent deemed appropriate by the undersigned, by its financial and legal advisors. Updated information in this Agreement and information in documents delivered by the Company may modify or supersede information contained in the Form 10-KSB and Form 10-QSB, all of which information shall be deemed modified to the extent necessary to conform to the later dated information in this Agreement.

         2. USE OF PROCEEDS; ADDITIONAL CAPITAL REQUIRED. The net proceeds of this Offering will be used to accomplish the closings of the Loan Agreement and Acquisition Agreement as therein described and for general working capital. After deduction of the Placement Agent's commission of 10% of the Offering proceeds, and legal and other expenses in connection with this Offering, the net proceeds of this Offering are estimated to total $594,000 if the entire Offering is sold. There is no minimum number of Securities which must be sold for the Company to close this offering and retain the proceeds, and there is no assurance that funds from this Offering will satisfy the Company's anticipated working capital requirements over the short term. Management may seek additional sources of capital; however, there can be no assurance that such financing will ultimately be available. The Company's failure to obtain sufficient additional capital, to the extent required, could seriously affect the Company's ability to fund the business opportunities available and materially and adversely affect the Company's current and future operations.

         3.      DESCRIPTION OF CAPITAL STOCK.

                 (a) COMMON STOCK. The Company has never paid a dividend on its Common Stock. Investors who require dividend income should not purchase the securities offered hereby. As of the date of this Subscription Agreement and Investment Letter, there are 6,308,842 shares of Common Stock outstanding. If all of the Securities offered hereby are sold, subscribers in this Offering will own 600,000 shares, or 8.68% of the then outstanding shares. Also see "Terms of the Offering," below.

                 (b) REGISTRATION RIGHTS. See Addendum A attached hereto and incorporated herein and made a part hereof.

                 (c) PREFERRED STOCK. The Company is authorized to issue 750,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. The Company's Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method discouraging, delaying or preventing a change in control of the Company. The Company may utilize Preferred Stock as a portion of consideration issued in future acquisitions.

         4. CAPITALIZATION OF THE COMPANY; SUBSTANTIAL MARKET OVERHANG. The undersigned Investor has reviewed the information concerning the Company's capitalization as set forth in the Exhibits hereto, including the Financial Statements included therein. The Investor has been advised that the Company has outstanding a substantial number of "restricted" shares of Common Stock for which registration rights have been granted, and has reserved a substantial number of additional shares for issuance at prices below the current market price upon exercise of outstanding warrants, options and convertible securities. The Company has filed a registration statement (the Current Registration Statement) registering most of these restricted shares and the shares underlying the outstanding warrants, options and convertible securities. The existence of these outstanding securities could interfere with the Company's ability to raise capital through sale of securities at market prices. Moreover, the sale into the public market of any of the outstanding securities could be expected to have a depressive effect upon the market price of the Company's Common Stock. Although the Company's Common Stock is traded on the Nasdaq SmallCap Market and Boston Stock Exchange, the market for the Common Stock is not well established and trading of the Common Stock is subject to significant fluctuation. There can be no assurance that Investors will be able to sell the Securities issued in connection with this Offering at any price.

         5. FINANCIAL CONDITION; WORKING CAPITAL NEEDS. Although the Company has reported improved results of operations and raised $2.7 million through additional equity sales and debt through September 30, 1996, and has improved its consolidated working capital position during that time, there is continuing concern regarding the Company's ability to meet all of its cash obligations as they become due. This concern arises primarily from limitations on the Company's ability to transfer cash surpluses from one subsidiary to cover cash needs of another as a result of agreements with subsidiary lenders and the uncertainty of the level and timing of sales of the Company's Intelli-Site(R) product.

                 Therefore, the Company believes that additional funding, through sales of debt securities, will likely be necessary. These sales, together with a continuation of improving results of operations and the renegotiation of existing lender limitations on cash transfers between subsidiaries, would reduce these concerns. The successful completion of the acquisition of the company discussed below and a related funding would also contribute to the mitigation of these concerns.

         6. ACQUISITION AGREEMENT. The Company has entered into a Stock Purchase Agreement to acquire a company which develops, manufactures and markets products primarily to the banking and hospital industries which Stock Purchase Agreement is set forth as an Exhibit to this Agreement. The consummation of such acquisition is contingent upon successful negotiation of definitive funding contracts with an investment fund which has made a proposal to provide such funding. Upon consummation of the acquisition the Company will issue additional debt and securities totaling approximately $6.5 million, the terms of which may cause dilution to existing shareholders. The Company is unable to determine at this time to what extent dilution may occur.

         7. DEPENDENCE ON MANAGEMENT. The Company's prospects for success currently are greatly dependent upon the efforts and active participation of its management team, including its current President, Gerald K. Beckmann, and upper level management of the subsidiary companies. The Company has no employment contract with Mr. Beckmann.

B.       TERMS OF THE OFFERING

         1.      AGREEMENTS WITH PLACEMENT AGENT.

                 (a) Bathgate McColley Capital Group LLC (the "PLACEMENT AGENT"), a registered broker-dealer, has agreed to act as the Company's agent to offer the Securities on a "best-efforts" basis. There is no minimum number of Securities which must be sold for this Offering to be completed. The Offering will terminate on January 15, 1997 unless the Company decides, in its sold discretion, to extend the Offering beyond such date. The Placement Agent will be paid a commission equal to ten percent of the gross proceedings of this Offering.

                 (b) Pursuant to a Corporate Consulting Agreement, since March 3, 1996, the Company has engaged Bathgate McColley Capital Group LLC ("BMCG") to render investment banking and financial advisory services to the Company. Pursuant to this agreement, BMCG provides advice to, and consults with, the Company concerning business and financial planning, corporate organization and structure, the Company's relations with its security holders, private and public debt and equity financing and financial matters. As compensation, BMCG has received warrants exercisable to purchase shares of Common Stock and the right to have the shares underlying those warrants included in certain registration statements otherwise filed by the Company.
The agreement also provides that BMCG will be paid according to the "Lehman Formula" for assistance with negotiating, structuring and evaluating acquisitions undertaken by the Company. BMCG is paid a fee of $8,000 per month as a retainer in addition to any Lehman Formula fees that may become payable.

         2. INVESTOR QUALIFICATIONS. The Offering is being conducted in reliance upon the non-public offering exemptions from registration provided in
Section 4(2) of the Act and Regulation D promulgated under the Act. No registration statement or other filing has been made with the Commission. The conditions of these exemptions include, but are not limited to, satisfaction of certain requirements pertaining to the purchasers of the securities sold. The securities offered hereby may only be sold to persons who are "accredited investors" as defined under the federal securities laws. In addition, certain states improve additional criteria which must be met by subscribers residing in those states. Subscribers may be asked to furnish information and representations sufficient for the Company to confirm the subscriber's status in order for the Company to comply with its obligations to demonstrate compliance with federal and with state securities laws.

                 In order to assure the offering and sale of the Securities is made in compliance with the applicable federal and state securities laws, and only to persons for whom an investment in the Securities is suitable, the Securities will be sold only to investors who represent in writing that they satisfy the requirements set forth in one of the categories set forth in Section E.7 below.

         3. LIMITATIONS ON RESALE OF SECURITIES ACQUIRED IN THIS OFFERING. The Securities will be "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "ACT"), and may in the future be sold only in a registered offering or in compliance with Rule 144 or other exemption from registration under the Act, the availability of which must be established to the satisfaction of the Company, unless the Securities are covered by an effective registration statement under the Act. Rule 144 provides, in essence, that a holder of restricted securities may, after two years from the date of purchase, every three months, sell to a market maker or in brokerage transactions an amount equal to the greater of one percent of the Company's outstanding Common Stock or the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits sales by a person who is not an affiliate of the Company and who has satisfied a three-year holding period without any quantity limitation. No assurance can be given that Rule 144 or any other exemption will be available for the resale of the Securities.
Legends will be placed on the certificates stating that the Securities have not been registered under the Act and setting forth the restrictions on transferability and sale of the Securities. In addition, stop transfer instructions regarding the Securities will be issued to the transfer agent of the Company.

         4. ARBITRARY DETERMINATION OF OFFERING PRICE. The price at which the Securities are being offered hereby has been determined arbitrarily by the Company and the Placement Agent, based upon their subjective assessment of the Company and negotiations with prospective purchasers. There is no relationship between the offering price and the Company's assets, book value, net worth, market price or any other economic or recognized criteria of value, and in no event should the Offering price be regarded as in indication of any future market price of the Securities.

C.       REPRESENTATIONS OF THE SUBSCRIBER

         1. RECEIPT AND REVIEW OF INFORMATION. The undersigned has received and reviewed the Exhibits listed under item A.1 above, and has been given the opportunity to discuss the business, properties, financial condition and affairs of the Company with its management. The undersigned has reviewed this information and his/her contemplated investment with his/her legal, investment, financial and tax and accounting advisors to the extent the undersigned deems such review necessary. As a result to the extent this information is current, complete and true and correct and remains unchanged, the undersigned is cognizant of the financial condition, capitalization and proposed operations and financing of the Company, and the undersigned has available information concerning its affairs and has been able to evaluate the merits and risks of the investment in the Securities. Further, the Subscriber represents that all of his or her questions have been answered and that all information requested has been provided.

         2. INVESTOR HAS NOT RELIED ON OTHER INFORMATION. The undersigned acknowledges and understands that the Company has not authorized any person (other than officers, directors, attorneys and accountants of the Company) to make any statements on its behalf which would in any way contradict any of the information which the Company has provided to the undersigned in writing, including the information set forth in this Agreement. The undersigned further represents to the Company that the undersigned has not relied upon the representations of any unauthorized representative regarding the Company, its business or financial condition, or this transaction in making any decision to purchase the Securities.


         3. SUITABILITY OF INVESTMENT, INVESTMENT INTENT. The undersigned acknowledges that an investment in the Securities is a speculative investment and is suitable only for sophisticated investors who can withstand the risk of loss of their entire investment. The undersigned further acknowledges that he or she will make an investment in the Securities only after having completed his or her own due diligence investigation and after consulting with his or her own legal, financial and investment advisors to the extent the undersigned deems appropriate. The undersigned's present financial condition is such that it is unlikely that it would be necessary for the undersigned to dispose of the Securities in the foreseeable future. The undersigned is purchasing the Securities for investment, and not with a view toward resale or distribution of the Securities.

D.       METHOD OF SUBSCRIPTION

         1. Each potential investor desiring to subscribe for the Securities must complete and execute this Agreement and deliver it to the Placement Agent for this Offering.

         2. The minimum subscription per Investor is $27,500 (25,000 shares). The purchase (subscription) price of the Securities is payable in full upon (a) consummation of this Offering, (b) the Company's acceptance of this Agreement in writing and (c) the occurrence of the events which are a condition precedent to funding. Subscription funds may not be accepted by the Placement Agent and are to be held by the Escrow Agent. Subscriptions may not be withdrawn by an Investor after delivery of the executed Agreement. Upon execution of this Agreement, the subscription price will be wire transferred to Goins, Underkofler, Crawford & Langdon, L.L.P. as Escrow Agents. Said Escrow Agent will hold the funds until the conditions precedent have occurred at which time the Escrow Agent will deliver the purchase price to the Company at the following accounts:

                          Integrated Security Systems, Inc.
                          Account No. 18221149066
                          BankOne Texas
                          Dallas, Texas
                          ABA Routing No. 111000614

                          and

                          Compass Bank
                          Dallas, Texas
                          Attention: Colleen Harris/Golston closing
                          ABA Routing No. 113010547
                          For Credit to Integrated Security Systems, Inc.

         3. Upon receipt of the funds, the subscription price will become the property of the Company subject to being used as described above, and certificates representing the Securities will be issued in the name of those Subscribers whose subscriptions have been accepted. The full amount of subscription funds, with interest and without deduction, will be promptly returned by the Escrow Agent to subscribers whose subscriptions are rejected.

         4. The Company reserves the right to reject any subscription in whole or in part for any reason whatsoever and subscriptions shall not be binding upon the Company until accepted by a duly authorized officer. A subscription which is not documented by a properly completed and executed Agreement. Until accepted and executed by the Company, the Agreement shall constitute an offer to purchase securities. By completing and executing this Agreement each Investor agrees to the restrictions on transfer of the Securities set forth in this Agreement. Prospective investors should not execute this agreement unless any and all questions they may have regarding the Company and their prospective investments have been satisfactorily answered.

E.       REPRESENTATIONS OF THE COMPANY

         See Addendum B attached hereto and incorporated herein and made a part hereof.

F.       ADDITIONAL MATTERS

         1. This Agreement may be amended or modified only in writing signed by the parties hereto. No evidence shall be admissible in any court concerning any alleged oral amendment hereof. This Agreement fully integrates all prior agreements and understandings between the parties concerning its subject matter.

         2. This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

         3. The terms and representations and warranties of this Agreement shall survive the issuance of the Securities.

         4. The Company acknowledges a prior obligation to pay ProFutures Bridge Capital Fund, L.P. the sum of $10,000 arising out of a loan commitment which the Company elected not to consummate. The Company agrees that ProFutures Bridge Capital Fund may withhold $10,000 from its Subscription Price in satisfaction of this obligation.

         5. Each party hereto agrees for itself, its successors and permitted assigns to execute any and all instruments necessary for the fulfillment on the terms of this Agreement.

         6. This Agreement is made under, shall be construed in accordance with and shall be governed by the laws of the State of Texas.

         7. Any controversy, claim, dispute and matters of difference with respect to this Agreement and the transactions contemplated hereby shall be resolved through submission to arbitration in Dallas, Texas according to the rules and practices of the American Arbitration Association from time to time in force.

         8. By the undersigned's execution below, it is acknowledged and understood that the Company is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws. The undersigned recognizes that the sale of the Securities by the Company will be based upon his/her representations and warranties set forth herein and the statements made by the undersigned herein. Each Subscriber is, likewise, relying upon the accuracy and completeness of this Agreement and the Company's representations and warranties contained herein.

         9. The undersigned subscriber represents that he or she is an accredited investor under the criteria marked below:

                 ___      (a)     Any natural person whose individual net worth
                                  (including residence valued at cost plus the cost of improvements, or by an appraisal obtained in connection with a bank making a loan), or joint net worth with the subscriber's spouse exceeds $1,000,000;

                 ___      (b)     Any natural person who had a gross income of
                                  at least $200,000 or a combined gross income of $300,000 with such person's spouse during each of the past two years, and reasonably expects to have such income during the current year;

                 ___      (c)     Any private business development company as
                                  defined in section 202(a)(22) of the
                                  Investment Advisors Act of 1940;

                 ___      (d)     Any organization described in Section
                                  501(c)(3) of the Internal Revenue Code,
                                  corporation, Massachusetts or similar
                                  business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                 ___      (e)     Any director or executive officer of the
                                  Company;

                 ___      (f)     Any trust, with total assets in excess of
                                  $5,000,000, not formed for the specific
                                  purpose of acquiring the securities offered with total assets in excess of $5,000,000;


                 ___      (g)     An entity in which all of the equity owners
                                  are accredited investors. (If relying on this category alone, each equity owner must complete and sign a separate copy of this Agreement.)

IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Agreement to evidence the undersigned's subscription to purchase the Securities as set forth above.


                     Subscriber:   ProFutures Bridge Capital Fund, L.P.,
                                   a Delaware limited partnership
                                   By:    Bridge Capital Partners, Inc.,
                                          General Partner


                                   By:
                                      ---------------------------------------
                                      James H. Perry, President

                         Amount of Subscription: $522,500

                         Number of Shares Purchased: 475,000

                         Address: 1720 S. Bellaire Street, Suite 500 Denver, Colorado 80222

                         Date:     December 27, 1996


                     Subscriber:   ProFutures Special Equities Fund, L.P.

                                   By:     GoldenEye Asset Management, Inc.,
                                           General Partner


                                   By:
                                      ---------------------------------------
                                       Marte W. Anderson, President

                         Amount of Subscription: $137,500

                         Number of Shares Purchased: 125,000

                         Address:  1310 Highway 620 South, Suite 200
                                   Austin, Texas  78730

                         Date:     December 27, 1996

                            ACCEPTANCE AND AGREEMENT



         This Agreement is hereby accepted as of the 24th day of December 1996 and the undersigned confirms its obligations and representations and warranties hereunder.

                                        INTEGRATED SECURITY SYSTEMS, INC.



                                        By:
                                           ---------------------------------
                                        Title:
                                              ------------------------------

                      ADDENDUM A TO SUBSCRIPTION AGREEMENT
                             AND INVESTMENT LETTER


I.       Registration Rights.

         (a) As used in this Addendum A, the following terms mean as follows:

                 Act means the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

                 Commission means the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

                 Exchange Act means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                 Registration Expenses means all expenses incurred by the Company in complying with this Addendum A, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by all of the Selling Holders, the fees and disbursements of the Company's accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the Selling Holders' own counsel (other than the counsel selected to represent all of the Selling Holders).

                 Registration Statement means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors).

                 Registrable Shares means (i) the Securities and, if applicable, the shares of Common Stock issuable or issued upon exercise of the Warrants and (ii) any other shares of Common Stock of the Company issued in respect of the Securities (because of stock splits, stock dividends, reclassifications, recapitalizations, anti-dilution provisions, or similar events).

                 Selling Holders means the holders of Registrable Shares that are registered by the Company pursuant to this Addendum A.

         (b)     (i)      At any time after June 30, 1997, upon the written
request of one or more persons holding 70% or more of the Registrable Shares (the "Initiating Holders") that the Company effect the registration under the Act of the offer and sale of all or part of such Initiating Holders' Registrable Shares, the Company promptly will give written notice of such requested registration to all of the other holders of Registrable Shares, and thereupon the Company will effect, at the earliest possible date, the registration under the Act of (i) the Registrable Shares which the Company has been so requested to register by such Initiating Holders, and (ii) all other Registrable Shares which the Company has been requested to register by the other holders of the Registrable Shares by written request given to the Company within thirty days after the giving of such written notice by the Company, all to the extent requisite to permit the public disposition of the Registrable Shares so to be registered. The Company shall be required to effect only one registration pursuant to this subparagraph I(b) of Addendum A.

                 (ii) Whenever the Company effects a registration pursuant to this subparagraph I(b) of Addendum A, no securities other than Registrable Shares shall be included among the securities covered by such registration unless Selling Holders of greater than 50% of the Registrable Shares to be included in such registration have consented in writing to the inclusion of such other securities.

                 (iii) Registrations under this subparagraph I(b) of Addendum A shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Company, subject, however, to the restriction set forth in the definition of Registration Statement.

                 (iv) At the election of Selling Holders of greater than 70% of the Registrable Shares, the offering of Registrable Shares pursuant to this subparagraph I(b) of Addendum A shall be in the form of an underwritten offering. The underwriter or underwriters of each underwritten offering of the Registrable Shares so to be registered shall be selected by the Selling Holders of at least 70% of the Registrable Shares to be included in such registration and shall be reasonably acceptable to the Company.

                 (v) The Company may postpone for up to 90 days the filing or effectiveness of a Registration Statement for a registration under this subparagraph I(b) of Addendum A if the Company reasonably believes that such registration will have a material adverse effect on the Company or any transaction contemplated by it. The Company may postpone such filing or effectiveness only once after any request for registration pursuant to this subparagraph I(b).

         (c) The Company will use its best efforts to effect, at the earliest possible date hereafter, the registration under the Act of the Registrable Shares. No registration effected under this subparagraph I(c) shall relieve the Company of its obligation to effect a registration upon request under subparagraph I(b) of this Addendum.

         (d) Whenever the Company proposes to file a Registration Statement at any time and from time to time (but not including the Registration Statement currently on file), it will, prior to such filing, give written notice to the holder of the Registrable Shares of its intention to do so and, upon the written request of the holder given within thirty days after the Company provides such notice, the Company shall cause all Registrable Shares which the Company has been requested by the holder to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution proposed in such registration; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this paragraph without obligation to the holder. No registration effected under this subparagraph I(d) shall relieve the Company of its obligation to effect a registration upon request under subparagraphs I(b) or I(c).

         (e)     (i)      No Selling Holder may participate in any Registration
Statement filed pursuant to subparagraphs I(c) or I(d) unless such person (A) agrees to sell such person's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company (provided the Selling Holder shall have no obligation to reduce the number of Registrable Shares to be offered), and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no such person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (x) such person's ownership of the person's Registrable Shares to be sold or transferred free and clear of all liens, claims and encumbrances, (y) such person's power and authority to effect such transfer, and (z) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such persons selling Registrable Shares, and the liability of each such person will be in proportion to and limited to the net amount received by such person from the sale of the person's Registrable Shares pursuant to such registration; and provided, further, that no Selling Holder shall be required to agree to any lock-up period in excess of 120 days.

                 (ii) Unless the managing underwriter otherwise agrees, each Selling Holder, the Company and the Company's affiliates shall agree in connection with any underwritten registration not to effect any public sale or private offer or distribution of any Common Stock or Common Stock equivalent during the ten business days prior to the effectiveness under the Act of any underwritten registration and during such time period after the effectiveness under the Act of any underwritten registration (not to exceed 120 days) (except, if applicable, as part of such underwritten registration) as the Company and the managing underwriter may agree.

         (f) If and whenever the Company is required by the provisions of this Addendum A to effect the registration of any of the Registrable Shares under the Act, the Company shall:

                 (i) File with the Commission a Registration Statement with respect to such Registrable Shares and cause that Registration Statement to become and remain effective;

                 (ii) As soon as reasonably practicable prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until 180 days from the effective date;

                 (iii) As soon as reasonably practicable furnish to each Selling Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Selling Holders;

                 (iv) As soon as reasonably practicable register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as any Selling Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Holder to consummate the public sale or other disposition in such states of the Registrable Shares; and

                 (v) Obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in public issuances of securities, in each case addressed to the Selling Holders.

If the Company has delivered a preliminary or final prospectus to the Selling Holders and after having done so the prospectus is amended to comply with the requirements of the Act, the Company shall promptly notify the Selling Holders and, if requested, the Selling Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Selling Holders revised prospectuses and, following receipt of the revised prospectuses, the Selling Holders shall be free to resume making offers of the Registrable Shares.

         (g) The Company will pay all Registration Expenses of all registrations under this Addendum A.

         (h) In the event of any registration of any of the Registrable Shares under the Act, the Company will indemnify and hold harmless each of the Selling Holders, each of its directors, officers or partners and each other person, if any, who controls such seller within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or controlling person may become subject under the Act, the Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Company will reimburse such seller and each such controlling person for any legal or any other expenses reasonably incurred by such seller or controlling person in connection with investigating or defending any such loss, claim, damage or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of a Selling Holder or controlling person specifically for use in the preparation thereof.

         (i) The Selling Holders shall furnish to the Company such information regarding the Selling Holders and the distribution proposed by the Selling Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Addendum A.

         (j) Each Selling Holder agrees that, upon receive of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, such Selling Holder will forthwith discontinue disposition of Registrable Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to remedy the Advice as promptly as practicable.

II.      Adjustment for Non-Registration.

         (a) Pursuant to paragraph I(c) above, the Company has agreed to effect the registration of the Registrable Shares on a best efforts basis as expeditiously as possible.

         (b) If the Registration Statement described in subparagraph I(c) (or subparagraph I(b) if such registration has been requested by August 1, 1997) covering the Registrable Shares is not filed and effective by September 30, 1997 for any reason, then for each thirty (30) day period or portion thereof between October 1, 1997 and the date a Registration Statement is effective for the Registrable Shares, the Company shall issue (on the first day of the month beginning October 1, 1997 and ending on the first day of the month in which a Registration Statement is effective) to the holders of the Registrable Shares Warrants to purchase 18,750 shares of the Common Stock of the Company for an exercise price of $0.25 per share. Notwithstanding anything contained herein to the contrary, the obligation to issue Warrants shall terminate when Warrants to purchase an aggregate of 100,000 shares of Common Stock have been issued.

         (c) The Warrants to be issued pursuant to paragraph II(b) above shall be in the form of the Stock Purchase Warrant attached as Exhibit X.

         (d) The right to receive Warrants described above shall be in addition to any other rights and remedies, at law or in equity, available to the holders of the Registrable Shares for the Company's default under subparagraphs I(b) or I(c) above.

                                   ADDENDUM B


I.       (a)     Authorization.  All corporate action on the part of the
Company, its officers and directors necessary (i) for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, (ii) for the issuance and delivery of the Securities, (iii) for the issuance and delivery, if required of the Warrants and shares issuable upon exercise of such Warrants has been taken. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Company.

         (b) Compliance With Other Instruments. The execution, delivery and performance of this Agreement and the delivery and performance of this Agreement and the delivery of the Securities will not result in any violation or be in conflict with or constitute a default under any provision of any agreement, lease, mortgage, contract or instrument to which the Company is a party.

         (c) Changes. Except as disclosed in writing to Investor, there have been no material adverse changes in the condition (financial or otherwise) in the Company's assets, liabilities, commitments, business or property since the disclosure contained in the Exhibits.

         (d) Reference. The representations and warranties of the Company contained in the Loan Agreement are incorporated herein by reference as if each and every provision were set forth herein in their entirety with the Investors' name substituted for the Lender in the provisions from the Loan Agreement.

                                      NOTE


         THE EXHIBITS WHICH WERE ATTACHED TO THIS SUBSCRIPTION AGREEMENT HAVE BEEN DELETED AND INSTEAD HAVE BEEN INDEXED IN ITEM 2.

         THIS PAGE IS NOT PART OF THE SUBSCRIPTION AGREEMENT AND HAS BEEN
ADDED.